                            VOID AFTER
                                UNIT CERTIFICATE
        EACH UNIT CONSISTS OF ONE SHARE OF COMMON STOCK AND ONE WARRANT

No. RU                                                                  UNITS

                           THE RECOVERY NETWORK, INC.

                                                            SEE REVERSE SIDE FOR
                                                            CERTAIN DEFINITIONS

                                                               CUSIP 75627A 20 1

THIS IS TO CERTIFY THAT,


or registered assigns (the "Registered Holder") is the owner of the number of fully-paid and non-assessable Units specified above, transferable only on the books of The Recovery Network, Inc., a Colorado corporation (the "Company"), by the Registered Holder thereof in person or by his or her duly authorized attorney, or surrender of this Unit Certificate propertly endorsed.
    Each Unit consists of one (1) share of the Company's common stock, par value $.01 per share (the "Common Stock"), and one redeemable Common Stock purchase warrant (the "Warrants") to purchase one share of Common Stock for $5.50 per share, subject to certain adjustments, from the Separation Date (as defined below) through ______________ (the "Expiration Date"). The terms of the Warrants are governed by a Warrant Agreement dated as of __________, 1997 (the "Warrant Agreement"), among the Company, Whale Securities Co., L.P. and American Stock Transfer & Trust Co., as Warrant Agent (the "Warrant Agent"), and are subject to the terms and provisions contained therein. The Registered Holder of this Unit Certificate consents to all of the terms and provisions contained in the Warrant Agreement by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 40 Wall Street, New York, New York 10005 and are available to any holder on written request and without cost. The Warrant shall be void unless exercised before the Expiration Date.
    This certificate is not valid unless countersigned and registered by the Transfer Agent, Warrant Agent and Registrar of the Company.
    The Warrants and shares of Common Stock of the Company represented by this Unit Certificate shall not be separately transferable until _____________, or such earlier date as determined by Whale Securities Co., L.P. (the "Separation Date").
    WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.


                                                      THE RECOVERY NETWORK, INC.
DATED:


                                                          /s/ George H. Henry
   COUNTERSIGNED AND REGISTERED:                      CHAIRMAN OF THE BOARD
     AMERICAN STOCK TRANSFER & TRUST COMPANY,
                        as Transfer Agent
              Warrant Agent and Registrar


By                          THE RECOVERY NETWORK, INC.
                                    CORPORATE
                                      SEAL
                                    COLORADO
                                       *

                                                         /s/ William D. Moses

                Authorized Officer         PRESIDENT AND CHIEF EXECUTIVE OFFICER

                           THE RECOVERY NETWORK, INC.

    The Company will furnish without charge to each stockholder who so requests, the designations, powers, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request may be made to the Company or to the Transfer Agent.

                             ADDITIONAL PROVISIONS

    This certificate certifies that for value received the Registered Holder hereby is entitled, at any time on or after _________, 1997 (or such earlier date as determined by Whale Securities Co., L.P., that the Warrants and Common Stock which comprise the Units shall be separately transferable (the "Separation Date")), to exchange each Unit represented by this Unit Certificate for a Common Stock Certificate representing one share of Common Stock and a Warrant Certificate representing one Warrant upon surrender of this Unit Certificate to the Transfer Agent at the office of the Transfer Agent together with any documentation required by such Transfer Agent. At any time on or after the Separation Date and before 5:00 P.M., New York time on the Expiration Date, upon surrender of the Warrant Certificate at the office of the Warrant Agent for the Warrants, with the subscription form on the reverse side thereof completed and duly executed and accompanied by payment in cash or check payable to the Warrant Agent for the account of the Company, the Registered Holder of such Warrant Certificate shall be entitled to purchase from the Company one share of Common Stock of the Company for each Warrant represented by the Warrant Certificate, which shares shall be fully paid and non-assessable, at the exercise price of $5.50 per share. The exercise price and the number of shares purchasable upon exercise of each Warrant are subject to adjustment and the Warrants are redeemable by the Company, each upon the occurrence of certain events set forth in the Warrant Agreement.
    After ________, 2002, the Warrant shall become null and void and of no value.
    REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FRONT SIDE HEREOF AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FRONT OF THIS CERTIFICATE.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  - as tenants in common          UNIF GIFT MIN ACT- _____Custodian______
TEN ENT  - as tenants by the entireties                     (Cust)       (Minor)
JT TEN   - as joint tenants
           with right of survivorship             under Uniform Gifts to Minors
           and not as tenants in common           Act__________________________
COM PROP - as community property                             (State)


                                     UNIF TRF MIN ACT- _____Custodian (until age
                                                       (Cust)

                                                 ________________) _____________
                                                                      (Minor)

                                          under Uniform Transfers to Minors Act
                                          _________________
                                               (State)

    Additional abbreviations may also be used though not in the above list.


For Value Received, _____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

 _______________________________________
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_______________________________________________________________________________
                   (PLEASE PRINT OF TYPEWRITE NAME AND ADDRESS
                     INCLUDING POSTAL ZIP CODE OF ASSIGNEE)
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

________________________________________________________________________ Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________Attorney
to transfer the said Unit(s) on the books of the within named Company with full power of substitution in the premises.

Dated:________________________________


                                        ________________________________________
                                NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST
                                        CORRESPOND WITH THE NAME AS WRITTEN UPON
                                        THE FACE OF THIS CERTIFICATE IN EVERY
                                        PARTICULAR, WITHOUT ALTERATION OR
                                        ENLARGEMENT OR ANY CHANGE WHATEVER.

IMPORTANT: ALL SIGNATURES MUST BE GUARANTEED IN THE SPACE PROVIDED BELOW BY A
           FIRM THAT IS A MEMBER OF THE NATIONAL SECURITIES EXCHANGE OR OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY LOCATED IN THE UNITED STATES.

SIGNATURE GUARANTEE:

Name:__________________________________________________________________________
                                 (Please Print)

By:____________________________________________________________________________


Title:_________________________________________________________________________